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                                                                EXHIBIT 5-1



              [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]




                                                            October 24, 1995



PECO Energy Company
2301 Market Street
Philadelphia, PA  19103

                 Re: Cumulative Monthly Income Preferred Securities, Series B of PECO Energy Capital, L.P.

Ladies and Gentlemen:

                 We have acted as special counsel to you (the "Company") in connection with the proposed issuance by PECO Energy Capital, L.P., a Delaware limited partnership ("PECO Energy Capital"), of its Cumulative Monthly Income Preferred Securities, Series B (the "Preferred Securities"), representing limited partner interests in PECO Energy Capital, and, in connection therewith, the execution and delivery by the Company of the Payment and Guarantee
Agreement (the "Guarantee") for the benefit of the holders of the Preferred Securities and the issuance by the Company of its Deferrable Interest Subordinated Debentures, Series B (the "Subordinated Debentures"), and the registration of the Preferred Trust Receipts, the Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended. The Subordinated Debentures will be issued under an Indenture between the Company and Meridian Trust Company, as trustee (the "Indenture"), as supplemented by a First Supplemental Indenture (the "Supplemental Indenture") between the Company and Meridian Trust Company, as trustee.

                 The opinions expressed below are based on the following assumptions:

                 (a) The Registration Statement on Form S-4 filed by PECO Energy Capital Trust I (the "Trust"), the Company and PECO Energy Capital with the Securities and Exchange Commission with respect to the Preferred Securities, the Guarantee and the Subordinated Debentures (the "Registration Statement") will become effective;





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PECO Energy Company
October 24, 1995
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                 (b)      The proposed transactions are carried out on the
basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

                 (c)      Prior to issuance of the Preferred Securities:

                          (i) the general partner of PECO Energy Capital will authorize the issuance of, and determine the terms of, the Preferred Securities, which will be deposited in the Trust, and PNC Bank, Delaware, as trustee of the Trust (the "Trustee"), will issue the Preferred Trust Receipts;

                          (ii) the Supplemental Indenture will have been executed and delivered by the
                                  Company, and the Board of Directors of the Company or a committee thereof will have authorized the issuance of, and established the terms of, the Subordinated Debentures;

                          (iii) the Guarantee will be executed and delivered by the Company in accordance with appropriate resolutions of the Board of Directors of the Company or a committee thereof;

                          (iv) the Amendment and Restated Trust Agreement will have been executed and delivered by PECO Energy Capital Corp., on its own behalf and on behalf of PECO Energy Capital, the Sponsor of the Trust, and the Trustee; and

                 (d) The Indenture is and the Supplemental Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

                 Based on the foregoing, we are of the opinion that:

                 1. When properly executed, authenticated, delivered and paid for, as provided in the Indenture and the Supplemental Indenture, the Subordinated Debentures will be legally issued, valid and binding obligations of the Company.

                 2. When executed and delivered by the Company, the Guarantee will be a valid and binding obligation of the Company.

                 We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" and "United States Taxation" in the Prospectus included in the Registration Statement.


                                             Very truly yours,

                                             Ballard Spahr Andrews & Ingersoll